                                                                  EXHIBIT 99.6
                                                                  ------------



File Number  5603-320-3   96599586


                                         DEPT-01 RECORDING   $25.00
                                         T#2222 TRAN 3681 09/06/96 11:47:00
                                         #2598 * IR *-96-599586
                                         COOK COUNTY RECORDER


                               STATE OF ILLINOIS
                                   OFFICE OF
                             THE SECRETARY OF STATE


WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                               CELEX GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE
BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

                                                              96599586

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 2nd day of August A.D. 1996 and of the Independence of the United States the two hundred and 21st.

                           /s/George H. Ryan
                              ------------------
                              Secretary of State

[SEAL]

C-212.2

FORM BCA-10.30    ARTICLES OF AMENDMENT


(Rev. Jan. 1995)                           File #D 5603-320-3

George H. Ryan
Secretary of State
Department of Business Services                      Submit in Duplicate
Springfield, IL 62756
Telephone (217) 782-1832          Filed              THIS SPACE FOR USE BY
                                                       SECRETARY OF STATE
                                  Aug 02 1996
Remit payment in check or money   GEORGE H. RYAN
order, payable to "Secretary of   SECRETARY OF STATE Date 8/2/96
State."                                              Franchise Tax  $
                                                     Filing Fee*    $25.00
                                                     Penalty        $
"The filing fee for articles of                      Approved  Fau   25.00
amendment - $25.00

1.  CORPORATE NAME:           CELEX Group, Inc.
                      --------------------------------------------------------
                                                                       (Note 1)

2.  MANNER OF ADOPTION OF AMENDMENT:

     The following amendment of the Articles of Incorporation was adopted on July 30, 1996 in the manner indicated below. ("X" one box only)

/ / By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

                                                                    (Note 2)

/ / By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                    (Note 2)

/ / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                    (Note 3)

/x/ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                    (Note 4)

/ / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                    (Note 4 & 5)

/ / By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                    (Note 5)

3.  TEXT OF AMENDMENT:

    a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

    Article I:  The name of the corporation is:

                               Successories, Inc.
 -------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name, include on Page 2
                                     (Over)





                                   EXPEDITED

                                   AUG 2 1996

                               SECRETARY OF STATE

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert "No change")


                                   No change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert "No change")

                                   No change


       (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                   No change

                                        Before Amendment      After Amendment

                 Paid-in Capital        $                     $
                                         -------------         -------------
   (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

       Dated                July 31,                                         CELEX Group, Inc.
             ---------------------------------------------,1996       -------------------------------------------
                                                                     (Exact Name of Corporation at date of
                                                                      execution)
       attested by       /s/ Timothy C. Dillon                    by          /s/ James M. Beltrame
                  ---------------------------------------------      -------------------------------------------
                 (Signature of Secretary or Assistant Secretary)     (Signature of President or Vice President)


                   Timothy C. Dillon, Secretary                       James M. Beltrame, President and COO
                 ----------------------------------------------      -------------------------------------------
                       (Type or Print Name and Title)                   (Type or Print Name and Title)



7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

       If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

       The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

                                                     /s/ Carol S. McMahan
                                                     Carroll, Hartigan, Farmer,
                                                       Carney, McGillen, Ltd.
                                                         30 North LaSalle
                                                            Suite 1200
                                                         Chicago, IL 60602

Dated                       ,  19
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